Exhibit 10.29

UNITHOLDER VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) dated as of August 1, 2005 by and among Copano Partners Trust, a Delaware statutory trust (“Copano Partners Trust”), MBP III AIV, L.P., MBP III Onapoc Holdings LLC (and together with MBP III AIV, L.P., the “CSFB Entities”), R. Bruce Northcutt, an individual residing in Spring, Texas (“Mr. Northcutt”) and Matthew J. Assiff, an individual residing in Houston, Texas (“Mr. Assiff”).

WHEREAS, reference is made to that certain Class B Unit and Common Units Purchase Agreement, dated as of June 17, 2005 (the “Equity Purchase Agreement”) by and among Copano Energy, L.L.C., a Delaware limited liability company (the “Company”), and each of the Purchasers, pursuant to which the Company issued the Purchased Units to the Purchasers.

WHEREAS, reference is also made to Section 5.01 of the Equity Purchase Agreement, whereby the Company agreed to take all action necessary to convene a meeting of its Unitholders to consider and vote upon the conversion of the Purchasers’ Class B Units into Common Units (the “Conversion”) as soon as practicable, but in any event not later than 180 days from the Closing Date; and

WHEREAS, each of Copano Partners Trust, the CSFB Entities, Mr. Northcutt and Mr. Assiff are beneficial owners of Common Units and Subordinated Units (“Voting Units”) representing limited liability company interests in the Company, and each of then desires to set forth certain agreements and arrangements related to the voting of such Voting Units in respect of the conversion of the Class B Units into Common Units;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.             Effectiveness.  The provisions of this Agreement shall be effective upon the date first written above.

2.             Definitions.  Capitalized terms used herein without definition shall have the meanings given to them in the Equity Purchase Agreement

3.             Agreement to Vote.  At any meeting of the Unitholders convened to consider and vote upon the Conversion, each of Copano Partners Trust, the CSFB Entities, Mr. Northcutt and Mr. Assiff unconditionally and irrevocably  agrees to vote all of the Common Units and Subordinated Units beneficially owned by such Person on the record date fixed by the Company’s Board of Directors for any such meeting in favor of the conversion of the Class B Units into Common Units.

4.             Additional Covenants.  As applicable, the parties shall cause their respective officers, employees and agents to take all requisite action requested by the Company to carry out their obligations under this Agreement.

5.             Specific Enforcement.  It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond.  Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

6.             Representations and Warranties.  Each of Copano Partners Trust, the CSFB Entities, Mr. Northcutt and Mr. Assiff hereby represents and warrants with respect to itself, on and as of the date of this Agreement,  as follows:

(a)           It has full right, power and authority to vote the Voting Units, held of record by it.

(b)           It has all requisite power and authority to enter into and perform its obligations under this Agreement.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such party.  This Agreement has been duly executed and delivered by such party.

(c)           The execution, delivery and performance of this Agreement will not, with or without the giving of notice or the passage of time, (i) violate any judgment, injunction, order or decree of any court, arbitrator or governmental agency applicable to such party, or (ii) conflict with, result in the breach of any provision of, constitute a default under, or require the consent of any third party under, any agreement or instrument to which such party is a party or by which such party is bound.

7.             Covenants.

(a)           Until the termination of this Agreement, such party will not enter into any transaction, take any action or by inaction permit any event to occur that would result in any of the representations or warranties of such party herein contained not being true and correct or that would prevent or otherwise restrict such party from performing its obligations under this Agreement; provided, however, that none of the parties to this Agreement shall be subject to any restrictions on transfer as a result of entering into this Agreement.

(b)           Such party shall execute and deliver any additional documents reasonably necessary or desirable to evidence the agreement to vote granted herein with respect to the Voting Units or otherwise implement and effect the provisions of this Agreement.

8.             Third Party Beneficiaries.  Each of Copano Partners Trust, the CSFB Entities, Mr. Northcutt and Mr. Assiff acknowledges that the beneficiaries of the terms of this Agreement are the Purchasers who purchased Class B Units pursuant to the Equity Purchase Agreement.  Each of Copano Partners, the CSFB Entities, Mr. Northcutt and Mr. Assiff acknowledges further and agrees that such Purchasers shall have the right to enforce this Agreement.  Nothing in this Agreement shall be construed to impose any personal liability on any officer, employee, director, incorporator, member, manager, partner or stockholder of any party or any of its affiliates.

9.             Captions.  The captions and headings used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

10.          Manner of Voting.  The voting of the Units owned by Copano Partners Trust, the CSFB Entities, Mr. Northcutt and Mr. Assiff may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

11.          Splits, Dividends, Etc.  If there shall be any issuance of voting securities hereafter to any of the parties hereto (including in connection with any split, dividend, recapitalization, reorganization, or the like), such securities shall become subject to this Agreement.

12.          Amendments.  This Agreement may not be modified or amended without: (i) the written consent of the Purchasers entitled to purchase a majority of the Purchasers based on their Commitment Amounts and (ii) an instrument or instruments in writing signed by each of Copano Partners Trust, the CSFB Entities, Mr. Northcutt and Mr. Assiff.

13.          Notices.  All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed to the notice address specified on the applicable signature page to this Agreement.

14.          Entire Agreement.  This Agreement is intended to be the sole agreement of the parties as it relates to this subject matter.

15.          Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

16.          Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware, without reference to the principles of conflicts of law.

17.          Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.          No Partnership, Agency or Joint Venture.  This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto.

19.          Termination.  This Agreement shall (i) terminate automatically following the satisfaction by the Company of its obligations under Section 5.01(a) and (b) of the Equity Purchase Agreement and (ii) shall be deemed satisfied in full and terminated upon the consummation of the Conversion.  In the event of termination of this Agreement pursuant to this Section 19, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the day and year hereinabove first written.

COPANO PARTNERS TRUST

By:	Copano Partners Services, L.L.C., Trust Manager

By:
Name:	John R. Eckel, Jr
Title:	President

MBP III AIV, L.P.

By:	DLJ Merchant Banking III, Inc., General Partner

By:
Robert L. Cabes, Jr.
Attorney-in-fact

MBP III Onapoc Holdings LLC

By:
Robert L. Cabes, Jr.
Attorney-in-fact

R. Bruce Northcutt
Address:	10 East Majestic Woods Place
The Woodlands, TX 77382

Matthew J. Assiff
Address:	2707 Pittsburg
Houston, TX 77005

SIGNATURE  PAGE TO UNITHOLDER VOTING AGREEMENT